UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2023

KONA GOLD BEVERAGE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-56230	20-1915692
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5585 Schenck Ave, Suite 5

Rockledge, Florida 32955

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (844) 714-2224

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 30, 2023, Kona Gold Beverage, Inc. (the “Company”). filed with the Secretary of State of the State of Delaware a Certificate of Amendment to its amended and restated Certificate of Incorporation (the “Certificate of Amendment”) to decrease the number of the Company’s authorized shares of common stock, par value $0.00001 per share (the “Common Stock”), from ten billion five hundred million (10,500,000,000) shares to five billion six hundred fourteen million (5,614,000,000) shares. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.7 and incorporated herein by reference.

On November 30, 2023, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designation of the Preferences, Rights, and Limitations of the Series E Preferred Stock (the “Series E Certificate of Designation”) to designated 8,000,000 shares of such, par value $0.00001 per share. A copy of the Series E Certificate of Amendment is attached hereto as Exhibit 3.8 and incorporated herein by reference.

The foregoing description of each of the Certificate of Amendment and the Series E Certificate of Amendment are summaries only and are qualified in their entirety by reference to the provisions of the Certificate of Amendment and the Series E Certificate of Amendment filed with the state of Delaware.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 30, 2023	Kona Gold Beverage, Inc.

	By:	/s/ Robert Clark
	Name:	Robert Clark
	Title:	President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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